UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

TNF Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

TNF Pharmaceuticals, Inc. 1185 Avenue of the Americas, Suite 249 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 848-8698

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TNFA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Placement

On September 2, 2025, TNF Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it agreed to sell to the Investors in a private placement (the “Private Placement”) (i) an aggregate of 7,000 shares of the Company’s newly designated Series H convertible preferred stock, par value $0.001, with a stated value of $1,000 per share (the “Preferred Stock”), initially convertible into up to 1,400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an initial conversion price of $5.00 (the “Conversion Price”) and (ii) accompanying warrants to purchase up to an aggregate of 1,400,000 shares of Common Stock (the “Warrants”). The shares of Common Stock issuable upon conversion of the Preferred Stock are referred to as the “Conversion Shares”.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Stock and the Warrants are being offered without any general solicitation by the Company or its representatives.

The closing of the Private Placement is expected to occur on September 4, 2025, subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the Private Placement are expected to be $7,000,000. The Company expects to use the net proceeds from the Private Placement for general corporate purposes and working capital.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

Placement Agents Agreements

In connection with the Private Placement, pursuant to an engagement letter (the “GPN Agreement”) with GP Nurmenkari Inc. (“GPN”), the Company engaged GPN to act as a non-exclusive placement agent in connection with the Private Placement. Pursuant to the GPN Agreement, the Company agreed to (i) pay GPN a cash fee equal to 4% of the gross proceeds of the Private Placement (including any cash proceeds realized by the Company from the exercise of outstanding warrants of the Company), (ii) reimbursement and payment of certain expenses, and (iii) issue to GPN on the Closing Date, warrants to purchase up to an aggregate number of shares of Common Stock equal to 4% of the aggregate number of shares of Common Stock underlying the securities issued in the Private Placement, with terms identical to the Warrants.

Additionally, pursuant to an engagement letter (the “Rodman Agreement”) with Rodman & Renshaw LLC (“Rodman”) the Company engaged Rodman and H.C. Wainwright & Co., LLC (“Wainwright,” and, collectively with GPN and Rodman, the “Placement Agents”) to act as non-exclusive placement agents in connection with the Private Placement. Pursuant to Rodman Agreement, the Company agreed to (i) pay Rodman and Wainwright an aggregate cash fee equal to 5% of the gross proceeds of the Private Placement (including any cash proceeds realized by the Company from the exercise of outstanding warrants of the Company) (provided, however, that such cash fee shall be reduced to 2.5% with respect to any gross proceeds raised from enumerated list of existing investors of the Company (the “Existing Investors”)), (ii) reimbursement and payment of certain expenses, and (iii) issue to the Rodman and Wainwright on the Closing Date, warrants to purchase up to an aggregate number of shares of Common Stock equal to 5% (or 2.5% in case of securities issued to Existing Investors) of the aggregate number of shares of Common Stock underlying the securities issued in the Private Placement, with terms identical to the Warrants.

Preferred Stock

The terms of the Preferred Stock are as set forth in the form of Certificate of Designations, attached as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designations”), which will be filed with the Secretary of State for the State of Delaware prior to the closing of the Private Placement. Following the receipt of Stockholder Approval (as defined herein), the Preferred Stock will be convertible into Conversion Shares at the election of the holder at any time at an initial conversion price of $5.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions).

The holders of the Preferred Stock will be entitled to dividends of 7% per annum, compounded monthly, which will be payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Stock will accrue dividends at the rate of 15% per annum. The holders of the Preferred Stock will be entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Preferred Stock is entitled to be calculated assuming a conversion price of $4.83 per share, which was the Minimum Price (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Certificate of Designations.

Notwithstanding the foregoing, the Company’s ability to settle conversions is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.99% of the Company’s outstanding shares of Common Stock in accordance with Nasdaq listing standards (the “Stockholder Approval”). The Company has agreed to seek stockholder approval of these matters at a meeting to be held no later than November 16, 2025. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Certificate of Designations or Warrants.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Registration Rights Agreement (defined below) and the Company’s failure to pay any amounts due to the holders of the Preferred Stock when due. In connection with a Triggering Event, each holder of Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Preferred Stock at a premium set forth in the Certificate of Designations.

The Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, restricted payments and investment transactions, redemptions and cash dividends, the transfer of assets, and cash minimum covenant, among other matters.

There is no established public trading market for the Preferred Stock and the Company does not intend to list the Preferred Stock on any national securities exchange or nationally recognized trading system.

Warrants

The Warrants are exercisable upon receipt of Stockholder Approval at an exercise price of $5.00 per share (the “Exercise Price”) and expire five years from the date of Stockholder Approval. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Registration Rights

The Preferred Stock, the Warrants, the Conversion Shares and shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have not been registered under the Securities Act. In connection with the Purchase Agreement, on September 2, 2025, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale 200% of the Conversion Shares and 200% of the Warrant Shares promptly following the Closing Date, but in no event later than 15 calendar days after the Closing Date, and to have such Registration Statement declared effective by the Effectiveness Date (as defined in the Registration Rights Agreement). The Company will be obligated to pay certain liquidated damages to the investors if the Company fails to file the Registration Statement when required, fails to file or cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Warrants, the Certificate of Designations and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement, the Warrants, the Certificate of Designations, the Registration Rights Agreement and the Engagement Letter, forms of which are filed as Exhibits 10.1, 4.1, 3.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Omnibus Amendment

On September 2, 2025, the Company entered into an Omnibus Amendment Agreement (the “Omnibus Amendment”) with the Required Holders (as defined in each of (i) the Certificate of Designations of the Series F Convertible Preferred Stock (the “Series F Certificate of Designations”) and (ii) the Certificate of Designations of the Series F-1 Convertible Preferred Stock (the “Series F-1 Certificate of Designations”)), pursuant to which, the Required Holders agreed to (i) amend and restate the Series F Certificate of Designations by filing a Second Amended and Restated Certificate of Designations of the Series F Preferred Stock (the “Second Amended and Restated Series F Certificate of Designations”) with the Secretary of State of the State of Delaware, and (ii) amend and restate the Series F-1 Certificate of Designations by filing an Amended and Restated Certificate of Designations of the Series F-1 Preferred Stock (the “Amended and Restated Series F-1 Certificate of Designations”) with the Secretary of State of the State of Delaware. Each of the Second Amended and Restated Series F Certificate of Designations and the Amended and Restated Series F-1 Certificate of Designations (i) extend the maturity date of each of Series F Convertible Preferred Stock and Series F-1 Convertible Preferred Stock to March 2, 2027, and (ii) remove the amortization payments and related terms and covenants.

The foregoing descriptions the Omnibus Amendment, the Second Amended and Restated Series F Certificate of Designations and the Amended and Restated Series F-1 Certificate of Designations do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, forms of which are filed as Exhibits 10.3, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

MIPA and Related Ancillary Agreements

On September 2, 2025, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”), by and among the Company, LPU Holdings LLC (“LPU”) and the members of LPU identified on the signature pages attached thereto (the “Sellers”), pursuant to which the Company agreed to acquire 100% of the membership interests (the “Membership Interests”) of LPU from the Sellers (the “Acquisition”).

As consideration for the Membership Interests, the Company will deliver to the Sellers that number of shares of the Company’s Series I Convertible Preferred Stock (“Series I Preferred Stock”) that is convertible into a number of shares of Common Stock equal to 747,362, subject to certain conversion limitations as described herein.

Following the Closing of the Acquisition, the Sellers are entitled to additional contingent consideration (the “Contingent Consideration”) upon the achievement of various specified milestones, including completion of an offering of the Company’s Common Stock or Common Stock equivalents (“Equity Offering”), which Contingent Consideration including certain specified cash payments, cash payments calculated based on any Equity Offering proceeds, shares of Common Stock that would result in the Sellers collectively beneficially owning specified percentage of the Company and warrants to purchase Common Stock (collectively, “Milestone Securities”).

Notwithstanding the foregoing, the Company’s ability to issue the Milestone Securities and settle conversions pursuant to the Certificate of Designations of the Series I Preferred Stock (the “Series I Certificate of Designations”) or the Common Stock underlying the Milestone Securities are subject to certain limitations, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance in accordance with Nasdaq listing standards (the “MIPA Stockholder Approval”). The Company has agreed to seek stockholder approval at a meeting to be held no later than 60 days following the closing of the Acquisition.

The closing of the Acquisition is expected to occur on September 4, 2025, subject to the satisfaction of customary closing conditions. The MIPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the MIPA were made solely for the benefit of the parties to the MIPA and may be subject to limitations agreed upon by the contracting parties.

License Agreement

In connection to the transactions contemplated by the MIPA, prior to entering into the MIPA, on September 2, 2025, LPU and LightSolver Ltd., an Israeli company (“Lightsolver” or “Licensor”) entered into a license agreement (as may be subsequently amended, supplemented, amended and restated or otherwise modified, the “License Agreement”). Pursuant to the License Agreement, Lightsolver granted LPU, amongst other things, an exclusive license to use and commercialize its proprietary laser processing hardware units (LPUs) specifically configured for cryptocurrency mining applications (the “Machines”) and its proprietary intangible technology necessary or useful to utilize the Machines (the “Technology”) solely for cryptocurrency mining applications.

In addition, pursuant to the License Agreement, Lightsolver agreed to perform certain development work to develop, customize, configure, and enhance its proprietary Machines and Technology for cryptocurrency mining applications, for which LPU will pay Lightsolver, upon the achievement of certain associated developmental milestones by Lightsolver, a total of up to $8,500,000 in non-recurring engineering fees. In addition to such non-recurring engineering fees, no later than one (1) business day after the effective date of the License Agreement, LPU agreed to make a one-time cash payment to Lightsolver equal to the greater of (i) 25% of the aggregate proceeds received by the Company from the Private Placement and (ii) $1,500,000. Furthermore, promptly upon the occurrence of any of the Milestone Events, LPU agreed to deliver, or cause to be delivered, to Lighsolver the consideration described above.

Support Agreement

As one of the conditions to the consummation of the transactions contemplated by the MIPA, the Sellers agreed to enter into a shareholder voting agreement with the Company (the “Support Agreement”), pursuant to which each Seller will agree to vote their shares of voting capital stock of the Company held by each such Seller, subject to any beneficial ownership limitations, in favor of each matter proposed and recommended for approval by the Company’s management at every meeting of the stockholders and on any action or approval by written consent of the stockholders in connection with the MIPA Stockholder Approval.

Series I Registration Rights Agreement

As one of the conditions to the consummation of the transactions contemplated by the MIPA, the Company and the Sellers agreed to enter into a Registration Rights Agreement (the “Series I Registration Rights Agreement”), pursuant to which the Company will be required to file a resale registration statement (the “Series I Registration Statement”) with the SEC to register for resale (i) 100% of the Series I Conversion Shares promptly following the closing date of the Acquisition, but in no event later than 30 calendar days after the closing date of the Acquisition, and to have such Series I Registration Statement declared effective by the 60th calendar day following the filing date (or 90 days in case of a “full review” by the SEC) and (ii) the Milestone Securities and the Common Stock underlying the Milestone Securities, as applicable, promptly following the achievement of the applicable milestone, but in no event later than 30 calendar days following the applicable milestone, and to have such Series I Registration Statement declared effective by the 60th calendar day following the applicable filing date (or 90 days in case of a “full review” by the SEC). The Company will be obligated to pay certain liquidated damages to the investors if the Company fails to file the Series I Registration Statement when required, fails to file or cause the Series I Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Series I Registration Statement pursuant to the terms of the Series I Registration Rights Agreement.

Series I Convertible Preferred Stock

The terms of the Series I Preferred Stock are as set forth in the form of Series I Certificate of Designations, which will be filed with the Secretary of State for the State of Delaware prior to the closing of the transactions contemplated by the MIPA.

The Series I Preferred Stock will be convertible into shares of Common Stock (the “Series I Conversion Shares”) at the election of the holder at any time at an initial conversion price of $0.001 (the “Series I Conversion Price”), provided that, until the receipt of requisite stockholder approval of the Company for the issuance of all Series I Conversion Shares in excess of 19.99% of the issued and outstanding shares of Common Stock of the Company, the Company may not issue a number of Series I Conversion Shares which, when aggregated with any shares of Common Stock issued on or after the closing date and prior to the applicable conversion date in connection with any conversion of Series I Preferred Stock issued pursuant to the MIPA, would exceed 357,052 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like). The Series I Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like.

Until the receipt of the MIPA Stockholder Approval, the number of Series I Conversion Shares may not exceed 456,536 (the “Maximum Issuance”); provided, however, that (A) upon the issuance of Common Stock in connection with any conversions of the Series F Preferred Stock pursuant to the terms of Series F Certificate of Designations, the Series F-1 Preferred Stock pursuant to the terms of the Series F-1 Certificate of Designations, the Preferred Stock pursuant to the terms of the Certificate of Designations (collectively, the Existing Preferred Stock”), and (B) upon the issuance of Common Stock in connection with any exercise, conversion or issuance of any securities exchanged for Existing Preferred Stock after the date of issuance of the Series I Preferred Stock (“Exchanged Securities”), the Maximum Issuance shall be increased to equal the sum of (i) the Maximum Issuance immediately prior to the date of such conversion plus (ii) 0.1999 shares of Common Stock for each share of Common Stock issued upon conversion, exercise or issuance of the applicable Existing Preferred Stock or Exchanged Securities.

Holders of Series I Preferred Stock are entitled to receive, and the Company shall pay, dividends as and when paid to the holders of Common Stock of the Company on an as-converted basis, ignoring for such purposes any limitations on conversion hereunder. Subject to applicable beneficial ownership limitations, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of a meeting), each holder of Series I Preferred Stock, in its capacity as such, shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the Series I Preferred Stock beneficially owned by such holder are convertible as of the record date for determining stockholders entitled to vote on or consent to such matter (taking into account all Series I Preferred Stock beneficially owned by such holder).

Palladium Engagement Letter

In connection with the transaction contemplated by the MIPA, the Company engaged Palladium Capital Group, LLC (“Palladium”) to act as a non-exclusive financial advisor pursuant to that certain engagement letter, dated as of August 31, 2025 (the “Palladium Agreement”). Pursuant to Palladium Agreement, the Company agreed to (i) pay Palladium a monthly retainer of $15,000 and (ii) issue to Palladium 15,433 shares of common stock of the Company (the “Advisory Shares”), which shares shall be duly and validly issued following the date of the receipt by the Company of approval by the stockholders of the Company of the issuance of such Advisory Shares. The Company also agreed to include such Advisory Shares in any resale registration statement filed by the Company.

Item 1.02 Termination of a Material Definitive Agreement.

On September 2, 2025, the Company provided notice of its intention to terminate that certain Master Service and Technology Agreement (the “Service Agreement”), dated as of August 23, 2024, by and between the Company and Prevail InfoWorks, Inc. (“Prevail”), effective as of 30 days following such notice (the “Termination Date”). Pursuant to the Service Agreement, Prevail provided certain clinical services for the Company’s Phase 2 clinical study using TNF-alpha inhibitor (isomyosamine) in sarcopenia/frailty (“Services”). On the Termination Date, the Service Agreement will terminate in accordance with its terms. In accordance with the Service Agreement, among other things, the Company is required to pay Prevail for invoiceable direct expenses and fees for Services and of Prevail’s costs incurred or irrevocably obligated as of the Termination Date. Further, among other things, all licenses granted under the Services Agreement immediately terminated as of the Termination Date and each party is required to return to the other party any equipment, property, documentation, and other items (and all copies of them) belonging to the other party.

Item 3.02 Unregistered Sales of Equity Securities

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Private Placement and the transactions contemplated by MIPA are incorporated herein by reference. In connection with the issuance of the Preferred Stock and Warrants in the Private Placement and securities of the Company issued or issuable pursuant to MIPA described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for transactions not involving a public offering.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03 Material Modification to Rights of Security Holders.

The matters described in Section 1.01 of this Current Report on Form 8-K related to the Certificate of Designations under the title “Preferred Stock” are incorporated herein by reference.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignations of Jude Uzonwanne and Mitchell Glass

On August 29, 2025, Jude Uzonwanne tendered his resignation as a member of the board of directors (the “Board”) of the Company and as a member of all committees of the Board on which he serves. Mr. Uzonwanne’s resignation was voluntary and not the result of any disagreement with the operations, policies or practices of the Company.

On September 1, 2025, Mitchell Glass resigned from his position as President of the Company. Upon his resignation, Mr. Glass will continue to serve as Chief Medical Officer of the Company and will continue to serve as a member of the Board.

Appointment of Bruce Bernstein

On September 1, 2025, the Company appointed Bruce Bernstein to the Board. Mr. Bernstein was also appointed to serve on the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

There are no arrangements or understandings between Mr. Bernstein and any other person pursuant to which he was appointed as director of the Company. There is no family relationship between Mr. Bernstein and any director or executive officer of the Company. There are no transactions between Mr. Bernstein and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Appointment of Joshua Silverman

On September 1, 2025, the Company appointed Joshua Silverman, a current member of the Board, to the position of Executive Chairman, effective as of September 1, 2025. For the information required by Items 401(b), (d), and (e) of Regulation S-K of the Exchange Act, see the Company’s definitive proxy statement, filed with the SEC on May 19, 2025, the relevant portions of which are incorporated herein by reference.

Mr. Silverman will not be provided any additional compensation for his service as Executive Chairman. There is no arrangement or understanding between Mr. Silverman and any other person pursuant to which he was appointed as Executive Chairman. There are no family relationships between Mr. Silverman and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer of the Company.

There are no transactions between Mr. Silverman and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Exchange Act, except as reported below.

PharmaCyte Biotech, Inc. (“PharmaCyte”), an entity affiliated with Mr. Silverman, entered into the Purchase Agreement, pursuant to which, PharmaCyte purchased from the Company in the Private Placement 3,000 shares of Preferred Stock and accompanying warrants to purchase 600,000 shares of Common Stock, for an aggregate purchase price of $3,000,000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2025, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) with the Secretary of State of Delaware to effect a 1-for-100 reverse stock split of the shares of the Company’s Common Stock either issued and outstanding or held by the Company as treasury stock, effective as of 4:05 p.m. (New York time) on August 29, 2025 (the “Reverse Stock Split”). As previously disclosed, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”) on June 3, 2025, at which meeting the Company’s stockholders approved the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio in the range of 1-for-2 to 1-for-100, with such ratio to be determined by the Company’s Board and included in a public announcement. Following the Annual Meeting, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-100 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 100 shares of issued and outstanding Common Stock were automatically combined into one issued and outstanding share of Common Stock without any change in the par value per share. Proportional adjustments were made to the number of shares of the Company’s Common Stock issuable upon exercise or conversion of the Company’s equity awards, warrants and other convertible securities, as well as the applicable exercise or conversion price thereof. No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split were rounded up to the next whole number. The number of authorized shares of Common Stock under the Certificate of Incorporation remains unchanged at 1,250,000,000 shares.

The Common Stock began trading on a Reverse Stock Split-adjusted basis on Nasdaq on September 2, 2025. The trading symbol for the Common Stock will remain “TNFA.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 62856X300.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the SEC on May 19, 2025, the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.4.

The matters described in Section 3.03 of this Current Report on Form 8-K related to the Certificate of Designations under the title “Preferred Stock” are incorporated herein by reference.

Item 7.01. Regulation FD.

On September 2, 2025, the Company issued a press release announcing the License Agreement and Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto.

On August 28, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.2.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 and Exhibit 99.2 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Form of Certificate of Designations of Series H Convertible Preferred Stock
3.2	Form of Second Amended and Restated Certificate of Designations of Series F Convertible Preferred Stock of TNF Pharmaceuticals, Inc.
3.3	Form of Amended and Restated Certificate of Designations of Series F-1 Convertible Preferred Stock of TNF Pharmaceuticals, Inc.
3.4	Certificate of Amendment to the Certificate of Incorporation of TNF Pharmaceuticals, Inc.
4.1	Form of Warrant
10.1*	Form of Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Omnibus Amendment Agreement.
99.1	Press Release dated September 2, 2025
99.2	Press Release dated August 28, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNF PHARMACEUTICALS, INC.

Date: September 2, 2025	By:	/s/ Joshua Silverman
Joshua Silverman
Executive Chairman